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                                                                      EXHIBIT 11

                      PFIZER INC. AND SUBSIDIARY COMPANIES
                  COMPUTATION OF EARNINGS PER COMMON SHARE AND
                    FULLY DILUTED EARNINGS PER COMMON SHARE

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
                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   --------------------------------
                                                                                      1994       1993       1992
                                                                                   ----------  ---------  ---------
                                                                                    (IN MILLIONS EXCEPT PER SHARE
                                                                                                DATA)
Net income.......................................................................  $  1,298.4  $   657.5  $   810.9
Add: Interest on 8 3/4% Convertible Subordinated Debentures Due 2006 and
     amortization of expenses incurred in connection with the issuance of the
     8 3/4% Convertible Subordinated Debentures, net of applicable income tax
     effect (a)..................................................................      --         --             .2
                                                                                   ----------  ---------  ---------
Adjusted net income for earnings per common share computation....................  $  1,298.4  $   657.5  $   811.1
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------
Weighted average number of common shares outstanding.............................       305.8      315.5      329.0
Common share equivalents applicable to stock option plans........................         4.4        4.9        7.5
                                                                                   ----------  ---------  ---------
Weighted average number of common shares and common share equivalents used to
 compute earnings per common share...............................................       310.2      320.4      336.5
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------
Earnings per common share........................................................  $     4.19  $    2.05  $    2.41
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------
Adjusted net income for fully diluted earnings per common share computation......  $  1,298.4  $   657.5  $   811.1
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------
Weighted average number of common shares outstanding.............................       305.8      315.5      329.0
Common share equivalents applicable to stock option plans........................         4.8        5.1        7.5
Common share equivalents applicable to 4% Convertible Subordinated Debentures Due
 1997 (b)........................................................................      --         --             .1
                                                                                   ----------  ---------  ---------
Weighted average number of common shares and common share equivalents used to
 compute fully diluted earnings per common share.................................       310.6      320.6      336.6
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------
Fully diluted earnings per common share (c)......................................  $     4.18  $    2.05  $    2.41
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------

------------------------

(a) The 8 3/4% Convertible Subordinated Debentures Due 2006 are considered to be common share equivalents since the interest rate on the debentures was less than two-thirds of the prime interest rate at the time of issuance. These debentures were redeemed on April 15, 1992.

(b) The 4% Convertible Subordinated Debentures Due 1997 are not considered to be common share equivalents since the interest rate on the debentures was not less than two-thirds of the prime interest rate at the time of issuance.

(c) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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